SECTION 906 CERTIFICATION

Exhibit 12(b)

I, Ellen M. Needham, President and Principal Executive Officer, and I, Bruce S. Rosenberg, Treasurer and Principal Financial Officer, of SPDR® Index Shares Funds (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President and Principal Executive Officer

Date:	November 22, 2016

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer and Principal Financial Officer

Date:	November 22, 2016